Exhibit 31.1

FORM 10-KSB CERTIFICATION

CERTIFICATION PURSUANT TO RULE 13a-14(a) AND 15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANE-OXLEY ACT.

I, Sheldon Silverman, certify that:
	1.	I have reviewed this quarterly report on Form 10-QSB of WorldTradeShow.com, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of WorldTradeShow.com, Inc. as of, and for, the periods presented in this report;

4.

I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for WorldTradeShow.com, Inc. and have:

a.

Designed such disclosure controls and procedures to ensure that material information relating to WorldTradeShow.com, Inc., including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of WorldTradeShow.com, Inc..'s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in WorldTradeShow.com, Inc. internal controls over financial reporting that occurred during NatureWell Incorporated's most recent fiscal quarter that has materially affected or is reasonably likely to materially affect, WorldTradeShow.com, Inc.'s internal control over financial reporting.

5.

I have disclosed, based on my most recent evaluation of internal control over financial reporting, to WorldTradeShow.com, Inc.'s auditors and the audit committee of WorldTradeShow.com, Inc.'s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect WorldTradeShow.com, Inc.'s ability to record, process, summarize and report financial information; and

		b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in WorldTradeShow.com, Inc.'s internal control over financial reporting.

Dated:	December 20, 2006		/s/	SHELDON SILVERMAN Sheldon Silverman, President, Chief Executive Officer, and Chief Financial Officer